                                                                     Exhibit 4.1
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                            COMSTOCK RESOURCES, INC.

                              SUBSIDIARY GUARANTORS

                                  NAMED HEREIN

                                       and

                        U.S. TRUST COMPANY OF TEXAS, N.A.

                                     Trustee
                             ----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of March 7, 2002

                             ----------------------

                           Supplementing the Indenture

                           Dated as of April 29, 1999

                             ----------------------

                                   $75,000,000

                          11 1/4% Senior Notes due 2007

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     This FIRST SUPPLEMENTAL INDENTURE, dated as of March 7, 2002, is between
COMSTOCK RESOURCES, INC., a Nevada corporation (the "Company"), COMSTOCK OIL &
GAS, INC., COMSTOCK OIL & GAS- LOUISIANA, LLC, COMSTOCK OFFSHORE, LLC, COMSTOCK
OIL & GAS HOLDINGS, INC. ("Comstock Holdings"), DEVX ENERGY, INC., a Delaware
corporation ("DevX Delaware"), DEVX ENERGY, INC., a Nevada corporation ("DevX
Nevada"), DEVX OPERATING COMPANY, a Nevada corporation ("DevX Operating"), and
U.S. TRUST COMPANY OF TEXAS, N.A. as Trustee (the "Trustee"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Original Indenture (as defined below).

     WHEREAS, the Company, certain Subsidiaries of the Company and the Trustee entered into an Indenture, dated as of April 29, 1999 (the "Original Indenture"
and, together with this First Supplemental Indenture, the "Indenture") providing for the issuance by the Company from time to time, and the establishment of the terms of, the Company's 11 1/4% Senior Notes due 2007;

     WHEREAS, Section 2.1 of the Original Indenture provides that the aggregate principal amount of Securities Outstanding at any one time may not exceed
$225,000,000;

     WHEREAS, on April 29, 1999, the Company issued $150,000,000 aggregate principal amount of 11 1/4% Senior Notes due 2007 (the "Existing Notes"), of
which $145,000,000 aggregate principal amount is currently outstanding;

     WHEREAS, Section 2.1 of the Original Indenture provides, among other things, that the Company may issue additional Securities pursuant to a resolution of the Board of Directors or pursuant to one or more indentures supplemental to the Original Indenture;

     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this First Supplemental
Indenture in order to issue an additional aggregate principal amount of
$75,000,000 of the Senior Notes due 2007 (the "Additional Notes" and, together with the Existing Notes, the "Notes");

     WHEREAS, Section 9.12 of the Original Indenture provides that each
Restricted Subsidiary that becomes, or comes into existence as, a Restricted
Subsidiary after the date of the Original Indenture and has assets, businesses, divisions, real property or equipment with a Fair Market Value in excess of
$5,000,000 will execute and deliver a supplemental indenture agreeing to be bound by the terms of the Original Indenture applicable to a Subsidiary
Guarantor and providing for a Subsidiary Guarantee of the Securities;

     WHEREAS, on December 17, 2001, the Company completed the acquisition (the
"Acquisition") of DevX Delaware, pursuant to which DevX Delaware became a wholly-owned indirect subsidiary of the Company; and

     WHEREAS, pursuant to the Acquisition, DevX Delaware, DevX Nevada, and DevX
Operating (together with Comstock Holdings, the "Additional Guarantors") have become Restricted Subsidiaries and desire to execute this First Supplemental
Indenture for the purpose of agreeing to be bound by the terms of the Original
Indenture applicable to a Subsidiary Guarantor and providing for a Subsidiary
Guarantee of the Securities;

     NOW, THEREFORE, for the purposes stated herein and for and in consideration of the premises and covenants contained in the Original Indenture and in this
First Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                    ARTICLE I

     Section 1.1 Title of Securities.

     The Additional Notes shall be combined with the Existing Notes to form a single series of Securities designated the "11 1/4% Senior Notes due 2007."

     Section 1.2 Amount and Denominations.

     The aggregate principal amount of the Additional Notes which shall be authenticated and delivered under the Indenture is $75,000,000 (except for
Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to
Section 2.7, 2.8, 2.9, 9.15, 9.16 or 10.6 or Appendix A of the Original
Indenture, and except for Securities which, pursuant to Section 2.3 of the
Original Indenture, are deemed never to have been authenticated and delivered under the Indenture).

     Section 1.3 Issuance and Pricing.

     The Additional Notes shall be issued by the Company on March 7, 2002, at a price to the public equal to 98.875% of the principal amount plus accrued interest from November 1, 2001.

     Section 1.4 Interest.

     The Company will pay interest on the Additional Notes semiannually on May 1 and November 1 of each year, beginning May 1, 2002. Interest on the Additional
Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 1, 2001.

     Section 1.5 Form and Other Terms of Additional Notes.

     The Additional Notes which are sold to QIBs pursuant to Rule 144A of the
Securities Act will initially be in the form of one or more Global Securities and will be deposited with the Trustee, as custodian for The Depositary Trust
Company ("DTC"). The Additional Notes which are sold in offshore transactions in reliance on Regulation S, if any, will initially be in the form of one or more
Global Securities and will also be deposited with the Trustee, as custodian for

DTC. Such Global Securities shall be substantially in the form of Exhibit 1 to Appendix A of the Original Indenture, which exhibit is incorporated by reference herein.

                                   ARTICLE II

     Section 2.1 Additional Guarantors.

     (a) From the date of this First Supplemental Indenture, in accordance with
Section 9.12, each of the Additional Guarantors shall be subject to the provisions, and agrees to be bound by the terms, of the Indenture applicable to a Subsidiary Guarantor; and each of the Additional Guarantors hereby unconditionally, jointly and severally, guarantees to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under the Indenture and the Securities.

     (b) Notwithstanding the foregoing and the other provisions of the
Indenture, the Subsidiary Guarantees of the Additional Guarantors shall be automatically and unconditionally released and discharged upon the terms and conditions set forth in Section 12.3 of the Original Indenture.

                                   ARTICLE III

     Section 3.1 Ratification of Indenture.

     As supplemented by this First Supplemental Indenture, the Original
Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 3.2 Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental
Indenture by any provision of the Trust Indenture Act, such required provisions shall control.

     Section 3.3 Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 3.4 Governing Law.

     This First Supplemental Indenture, the Subsidiary Guarantees contained herein and the Additional Notes shall be governed by, and construed and enforced in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

   IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, all as of the day and year first above written.

                                      ISSUER:

                                       COMSTOCK RESOURCES, INC.

                                       By:      /s/ M. Jay Allison
                                          ------------------------
                                       Name:    M. Jay Allison
                                            ----------------------
                                       Title:   President and CEO
                                             ---------------------

                                       SUBSIDIARY GUARANTORS:

                                       COMSTOCK OIL & GAS, INC.

                                       By:      /s/ M. Jay Allison
                                          ------------------------
                                       Name:    M. Jay Allison
                                            ----------------------
                                       Title:   President and CEO
                                             ---------------------

                                       COMSTOCK OIL & GAS-LOUISIANA, LLC

                                       By:      /s/ M. Jay Allison
                                          ------------------------
                                       Name:    M. Jay Allison
                                            ----------------------
                                       Title:   President, CEO and Manager
                                             ------------------------------

                                       COMSTOCK OFFSHORE, LLC

                                       By:      /s/ M. Jay Allison
                                          ------------------------
                                       Name:    M. Jay Allison
                                            ----------------------
                                       Title:   Manager
                                             ------------------------------

                                       ADDITIONAL GUARANTORS:

                                       DEVX ENERGY, INC. (DELAWARE)

                                       By:      /s/ M. Jay Allison
                                          ------------------------
                                       Name:    M. Jay Allison
                                            ----------------------
                                       Title:   President and CEO
                                             ---------------------

                                       DEVX ENERGY, INC. (NEVADA)

                                       By:      /s/ M. Jay Allison
                                          ------------------------
                                       Name:    M. Jay Allison
                                            ----------------------
                                       Title:   President and CEO
                                             ---------------------

                                       DEVX OPERATING COMPANY

                                       By:      /s/ M. Jay Allison
                                          ------------------------
                                       Name:    M. Jay Allison
                                            ----------------------
                                       Title:   President and CEO
                                             ---------------------

                                       COMSTOCK OIL & GAS HOLDINGS, INC.

                                       By:      /s/ M. Jay Allison
                                          ------------------------
                                       Name:    M. Jay Allison
                                            ----------------------
                                       Title:   President and CEO
                                             ---------------------

                                       TRUSTEE:

                                       U.S. TRUST COMPANY OF TEXAS, N.A.

                                       By:      /s/ Bill Barber
                                          -----------------------
                                       Name:    Bill Barber
                                             -------------------
                                       Title:   Vice President
                                             --------------------